Exhibit 10.60

WESTPOINT STEVENS INC.

WELFARE BENEFITS PLAN

Effective January 1, 2003

WESTPOINT STEVENS INC.
WELFARE BENEFITS PLAN

          WestPoint Stevens Inc. (the "Company") hereby amends and restates the WestPoint Stevens Inc. Welfare Benefits Plan (the "Plan") effective as of January 1, 2003.

STATEMENT OF PURPOSE

          The purpose of the Plan is to provide welfare benefits for certain employees and retired employees of the Company and other entities that adopt the Plan ("Participating Companies"), and, in accordance with the dependent coverage provisions of the Plan, for their spouses and certain of their dependents.

          It is intended that the Plan shall be in full compliance with the provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended, as applicable to employee welfare benefit plans. The Company furnishes summaries to each participating eligible employee and eligible retired employee, setting forth the essential features of the benefits and to whom benefits are payable.

STATEMENT OF PLAN TERMS

          NOW, THEREFORE, the Company hereby sets forth the terms of the Plan as follows:

i

5.7	Indemnification	10
5.8	Named Fiduciaries	10

ARTICLE VI- GENERAL PROVISIONS		11

6.1	Payment to Minors and Incompetents	11
6.2	Plan Not a Contract of Employment	11
6.3	Amendment or Discontinuance of the Plan	11
6.4	Adoption of the Plan by a Participating Company	12
6.5	Reliance	13
6.6	Headings	13
6.7	Governing Law	13
6.8	Gender and Number	13
6.9	Severability	13
6.10	Nondiscrimination	13

ARTICLE VII - HIPAA PRIVACY COMPLIANCE		14

7.1	Introduction	14
7.2	Permitted Disclosure of Enrollment/Disenrollment Information	14
7.3	Permitted Uses and Disclosure of Summary Health Information	14
7.4	Permitted and Required Uses and Disclosure of Protected Health Information for Plan Administrative Purposes	15
7.5	Plan Conditions of Disclosure for Administration Purposes	15
7.6	Adequate Separation Between Plan and Plan Sponsor	16
7.7	Certification of Plan Sponsor	16

ii

ARTICLE I

DEFINITIONS

          The following words and phrases, when used with an initial capital letter, shall have the meanings set forth below unless the context clearly indicates otherwise. Additional definitions are included in the Summary Plan Descriptions.

          1.1         Affiliate means any entity that is required to be aggregated with the Company pursuant to Code Sections 414(b), (c), (m) or (o).

          1.2         Benefit Option means each type of welfare benefit provided under this Plan as described from time to time in Appendix B and the related Summary Plan Descriptions. To the extent the terms of any Benefit Option conflict with the terms of this document, the terms of this document shall control.

          1.3         Board means the board of directors of the Company.

          1.4         Claims Administrator means the person or entity providing, to the extent delegated and in connection with the operation of the Plan and the payment of claims, administrative services to the Company.

          1.5         Code means the Internal Revenue Code of 1986, as amended.

          1.6         Committee means the Benefits Committee of the Company, as described in Article V. The Company has designated that the Committee perform various plan administration duties on its behalf.

          1.7         Company means WestPoint Stevens Inc. and its successors that adopt the Plan. The Company shall be the "plan administrator" for purposes of ERISA Section 3(16)(A).

          1.8         Covered Person means any Employee or Dependent who is eligible to participate in the Plan and who has commenced participation and is covered under the Plan.

          1.9         Dependent means the individuals eligible to participate in the Plan in accordance with the Summary Plan Descriptions. With respect to coverage under the group health plan, a Dependent shall include a former spouse of an Employee, to the extent required in a court decree pursuant to state law providing for continued health coverage to former spouses.

          1.10         Effective Date means January 1, 2003, the effective date of the Plan.

          1.11         Employee means a person who receives remuneration for performing services for a Participating Company in the conduct of the Participating Company's regular business and who is classified by the Participating Company, pursuant to its regular administrative practices, as a common law employee. The term "Employee" shall also mean, with respect to certain welfare benefits provided under the Plan, a person who receives remuneration during a severance period pursuant to a severance plan or policy maintained by the Participating Company. Unless expressly required by the Summary Plan Description, the term "Employee" shall exclude any individual classified by a Participating Company, pursuant to its regular administrative practices, as a seasonal, leased or temporary employee or as an independent contractor, regardless of whether such classification is in error. To the extent a Summary Plan Description provides coverage to retired employees, the term "Employee" shall include a retired Employee who meets the criteria for retiree coverage under the Summary Plan Description.

          1.12         ERISA means the Employee Retirement Income Security Act of 1974, as amended.

          1.13         Participating Company means the Company and any Affiliate or other related company that participates in the Plan and is designated by the Committee as a Participating Company in Appendix A hereto in accordance with Section 6.4.

          1.14         Plan means, collectively, the WestPoint Stevens Inc. Welfare Benefits Plan as set forth herein, and the Summary Plan Descriptions and other related documents.

          1.15         Plan Year means the calendar year.

          1.16         Schedules or Schedules of Benefits means the schedules set forth in the Summary Plan Descriptions and other related documents such as insurance contracts describing the welfare benefits provided under the Plan, which schedules are incorporated by reference into the Plan.

          1.17         Summary Plan Description means, collectively, the summaries which, together with the Schedules, describe the welfare benefits available under the Plan. Together, the Summary Plan Description and the Schedules applicable to each benefit available under the Plan constitute the "summary plan description" as defined in ERISA Section 102 for that welfare benefit. The Summary Plan Descriptions are incorporated by reference into the Plan.

ARTICLE II

SUMMARY PLAN DESCRIPTIONS

          2.1         Benefits.  The Benefit Options provided under the Plan are set forth on Appendix B hereto. The types and amounts of benefits available, the requirements for participation, and the other terms and conditions of the coverage and benefits provided by each Benefit Option are set forth in the Summary Plan Description applicable to that Benefit Option. The terms of such Benefit Options and their corresponding underlying Summary Plan Descriptions and insurance contracts are hereby incorporated by reference into this Plan to the extent they are consistent with the Plan.

          2.2         Eligibility.  An Employee and his Dependents shall be eligible to participate in a Benefit Option provided under the Plan in accordance with the terms of the Summary Plan Description applicable to that welfare benefit.

ARTICLE III

REVIEW PROCEDURE

          3.1         Claims Procedure.  If there is no claims procedure under a Benefit Option, the following shall apply: The Claims Administrator will process all claims for benefits in a timely manner (generally within one month) after receipt by the Claims Administrator. If necessary, and if the claimant is notified of the extension, the Claims Administrator may take an additional 90 days to review a claim for benefits. If the request for benefits is denied in whole or in part, the Claims Administrator shall notify the claimant in writing setting forth, in a manner calculated to be understood by the claimant, the specific reasons for denial; specific reference to the pertinent provisions of the Plan, the election form or other applicable documents upon which the denial is based; a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and an explanation of the provisions for review of the claim. If no decision is furnished as described above, the claim shall be deemed denied and the claimant may appeal the claim as described below.

          3.2         Review Procedure.  Any Participant believing that the Claims Administrator has failed to follow the Participant's elections in accordance with the Participant's election form or that a benefit to which he is entitled under the Plan has been improperly denied may file an appeal in writing with the Committee within 60 days after receipt of the notice denying the claim. A claimant who submits a timely written application for review shall be entitled to review any and all documents in possession of the Committee relevant to the claim and may submit issues and comments to the Committee in writing. Not later than 60 days (120 days if special circumstances exist) after receipt of a written application for review, the Committee shall give the claimant written notice of the decision on review, which written notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for its decision and specific references to the pertinent provisions of the Plan, the election form or other applicable documents.

ARTICLE IV

SUBROGATION AND ASSIGNMENT

          4.1         Subrogation Requirements.  Notwithstanding anything to the contrary contained in the Plan, the Plan is not obligated to pay, and shall be entitled to recover, any benefits payable or paid as a result of covered expenses incurred or to be incurred by a Covered Person as a result of the act or omission of a third party (person or entity). In the event that a Covered Person receives any benefits arising out of any loss, injury or illness (hereinafter, the "Injury") for which the Covered Person has asserted or may assert any claim or right to recovery ("Third Party Claim") against any third party or parties (including any insurer(s)), then any payment or payments by the Plan for such benefits shall be made on the condition and with the agreement and understanding that the Plan shall be reimbursed by the Covered Person to the extent of, but not exceeding, the amount or amounts received by the Covered Person (hereinafter, the "Recovery") from such third party or parties or their insurer(s) (the "Responsible Party"), whether by way of settlement or in satisfaction of any judgment or judgments or otherwise.

          As security for all amounts due the Plan under this section, the Plan shall be subrogated to all of the claims, demands, actions, and rights of recovery of the Covered Person against the Responsible Party or his, her, its, or their insurers to the extent of any and all payments made or to be made under this Plan.

          Prior to the payment of benefits under this Plan to a Covered Person or assignee of a Covered Person for any Injury for which a third party is or may be liable in whole or part, the Covered Person or assignee or both may be required to execute a written subrogation and reimbursement agreement in form and substance satisfactory to the Plan acknowledging the Plan's subrogation interest, agreeing to repay any claims paid by the Plan, pledging and assigning any Recovery as security for repayment of any claims paid by the Plan, and to the extent provided herein, assigning all Third Party Claims of the Covered Person against the Responsible Party or his, her, its, or their insurer(s); provided, however, that a Covered Person's failure or refusal to sign any such agreement shall in no way impair, waive, or modify the Plan's subrogation and reimbursement rights hereunder. The Covered Person shall execute and deliver any other instruments and documents requested by the Plan and shall do whatever else the Plan shall deem necessary to protect the Plan's rights. The Covered Person shall take no action to prejudice the Plan's rights to such reimbursement and subrogation. The Plan may withhold any benefits to which the Covered Person is entitled until the Covered Person executes and delivers any such instruments and documents requested by the Plan.

          The Covered Person must notify the Plan in writing within five days of the commencement of any proceeding relating to any Third Party Claim and submit a copy of the complaint or other pleadings filed in the Third Party Claim.

          The Covered Person must notify the Plan within two business days of any Recovery or settlement.

          4.2         Amount of Recovery.  The Plan's right to recover shall apply to an amount equal to the smaller of:

(a) the benefits actually paid or to be paid under the Plan for reimbursement of covered expenses incurred or to be incurred relating to the Injury, or

(b) the Recovery.

           The Covered Person must reimburse the Plan starting with the first dollar that the Covered Person receives from or on behalf of the Responsible Party, no matter whether the Recovery is designated as actual or punitive damages, costs or expenses, medical expenses, pain and suffering, lost wages, workers' compensation, disability payments, loss of consortium, loss of work payments, emotional distress, or otherwise, and continue to reimburse the Plan until all benefits and covered expenses related to the Injury are reimbursed or the full amount of the Recovery is paid to the Plan, whichever occurs first.

          The Plan has the right to first recovery, and the "make whole" doctrine is not applicable to the Plan's subrogation and reimbursement rights. The Plan has the right of first reimbursement for all benefits paid related to the Injury, such first reimbursement to be paid out of any Recovery the Covered Person is able to obtain, even if the Covered Person has not been fully compensated for the Injury.

          If it becomes necessary for the Covered Person to retain an attorney in order to obtain a Recovery or recover benefits paid by the Plan as a result of the Injury, the amount to be reimbursed to the Plan may be reduced by the Plan's pro rata share of those reasonable attorneys' fees and expenses, such pro rata share to be calculated by multiplying the total attorneys' fees and expenses actually incurred by the Covered Person in obtaining the Recovery by the Plan's gross reimbursement (before considering any party's attorneys' fees or expenses) divided by the total gross Recovery (before considering any party's attorneys' fees or expenses).

          If the Covered Person fails to repay the Plan from any Recovery or otherwise violates the terms of this article, then the Covered Person is liable in addition to all amounts outlined herein for all costs of collection of the Plan, including the Plan's attorneys' fees and expenses. As a means of collecting the amounts owed hereunder, the Plan may, in addition to any other means allowed by law, set-off future benefits to the Covered Individual or lessen the reduction allowed by the Plan for the Covered Person's attorneys' fees and expenses incurred in obtaining the Recovery. However, this section does not limit the Plan's right to collect its attorneys' fees and expenses and is cumulative with all other rights the Plan may have to collect its attorneys' fees and expenses.

          4.3         Lien.  The Plan shall have a lien against any Recovery and against future health benefits due under the Plan in the amount of any claims paid relating to the Injury plus all costs of collection (if any) due the Plan. If the Covered Person fails to repay the Plan from any Recovery, the Plan may, in addition to any other means allowed by law, set-off future benefits to the Covered Person and deduct all amounts due the Plan from past, present or future claims otherwise payable under the Plan.

          4.4         Failure to Act.  If the Covered Person fails within a reasonable time to take action against a Responsible Party to recover damages, the Plan may (but is not required to) commence proceedings directly against the Responsible Party based upon the Covered Person's claim assignment. Provided, however, that the Plan's failure to act shall under no circumstances be deemed a waiver or discharge of the lien described above or of the subrogation and reimbursement rights stated herein.

          4.5         Covered Person's Cooperation.  The Covered Person shall cooperate fully with the Plan in asserting claims against a Responsible Party and in providing information concerning such claims immediately upon request of the Plan. Such cooperation shall include (but not be limited to), where requested, the filing of a suit by the Covered Person against a Responsible Party and the giving of testimony in any action filed by the Plan. If a Covered Person fails or refuses to cooperate in the assertion of claims against a Responsible Party, the Plan may deny payment of future claims and treat prior claims paid as overpayments.

ARTICLE V

ADMINISTRATION

          5.1         Company.

            (a)        Except as provided in Section 5.8 with respect to insured Benefit Options, the operation and administration of the Plan, the exclusive power and discretion to interpret the Plan, and the responsibility for carrying out the Plan's provisions are vested in the Company and its delegates. The Company shall establish rules for administration of the Plan and transaction of its business; provided, a majority of the members of the Board at any time will constitute a quorum for the transaction of business and all resolutions or other actions taken by the Board will be by vote of a majority of those present at a meeting of the Board; or without a meeting by instrument in writing signed by a majority of the members of the Board.

          5.2         Powers and Duties of the Company.  In addition to powers and duties otherwise stated in the Plan, the Company and its designees shall have such duties and power as may be necessary to discharge its responsibilities under the Plan, including, but not limited to, the following:

(a) To establish and enforce such written rules, regulations and procedures as it shall deem necessary or proper for the efficient operation and administration of the Plan;

            (b)        To interpret and construe, in its sole discretion, the Plan, and to decide all questions of eligibility of any person to participate in the Plan or to receive benefits under it, and its interpretation thereof in good faith shall be final and conclusive;

            (c)        To determine, in its sole discretion, the amount, manner and time of payment of benefits which shall be payable to any Covered Person, in accordance with the provisions of the Plan, and to determine the person or persons to whom such benefits shall be paid;

(d) To authorize the payment of benefits and reasonable expenses for administering the Plan;

(e) To prescribe written procedures to be followed in filing applications for benefits;

(f) To prepare and distribute, in such manner as the Company determines to be appropriate and consistent with applicable law, information describing or explaining the Plan;

(g) To decide all questions concerning the Plan;

(h) To furnish the Participating Company, upon request, and government agencies as required, such reports with respect to the administration of the Plan as are reasonable and appropriate; and

(i) To delegate its powers and duties pursuant to Section 5.4.

In the exercise of all of its functions, the Company shall act in an impartial and nondiscriminatory manner.

          5.3         Company Actions.  The decisions of the Company as to interpretation and application of the Plan shall be final. A written certification of acts and directives of the Company with regard to the Plan shall constitute complete proof to third parties dealing with the Company of the authenticity of such acts and directives.

          5.4         Delegation of Duties.  For purposes of operation and administration of the Plan, the Company may:

(a) Appoint one or more other committees, or subcommittees whose members need not be members of the Board, and determine their powers;

(b) Employ legal or other counsel and agents;

(c) Obtain clerical, accounting, claims administration and actuarial assistance;

            (d)       Authorize one or more Board of Director or Committee members or any agent to execute or to deliver any written instructions, requisitions, orders, notices or any other instruments, or to make payments on its behalf;

(e) Allocate its fiduciary responsibilities among the members of the Board or the members of the Committee; and

(f) Delegate its fiduciary responsibilities to persons other than members of the Board or the Committee.

          The Company has delegated certain plan administration duties to the Committee.

          5.5         Plan Records.  The Company shall maintain appropriate accounts and records relating to the operation and administration of the Plan and shall keep records of all allocations and delegations of fiduciary responsibilities that the Company makes, including terminations and modifications of such allocations and delegations.

          5.6         Board of Director or Committee Expenses.  Any expenses incurred by the Company or the Committee in the performance of its duties shall be paid by the Participating Company.

          5.7         Indemnification.

            (a)        The Company shall indemnify each Board of Director or Committee member or former member, and each other person who is or was an Employee and who is or was carrying out such responsibilities pursuant to a delegation of fiduciary responsibilities by the Company, against costs, expenses and liabilities, including attorneys' fees, incurred in connection with any action, suit or proceeding instituted against him because of any act or omission by him as a Board of Director or Committee member or as such other person who is or was an Employee and who is or was carrying out fiduciary responsibilities duly delegated to him by the Company, with the exception of acts constituting gross negligence or willful misconduct.

(b) Promptly after receipt by an indemnified party under this Section 5.7 of notice of the commencement of any action, such indemnified party shall notify the Company of the commencement thereof.

(c) The Plan or the Company or both may purchase insurance to cover liability or losses occurring by reason of the act or omission of a fiduciary or the Claims Administrator.

          5.8         Named Fiduciaries.  The Company shall be the "named fiduciaries" of the Plan, as described in ERISA Section 402, and as such shall have authority to control and manage the operation and administration of the Plan; provided, that to the extent benefits under a particular Benefit Option are fully insured, the insurance company, issuing such contract, and not the Company, will be the "named fiduciary" and Claims Administrator responsible for administering and controlling such Benefit Option with all the power and discretion accorded to the Company under this Article to carry out its responsibilities.

ARTICLE VI

GENERAL PROVISIONS

          6.1         Payment to Minors and Incompetents.  If the Company or its designee receives evidence satisfactory to it that a Covered Person entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such individual, and that no guardian, committee or other representative of the estate of such individual, shall have been duly appointed, the Company or its designee may authorize payment of such benefit otherwise payable, to such other person or institution, and the release of such person or institution shall be a valid and complete discharge for the payment of such benefit.

          6.2         Plan Not a Contract of Employment.  The Plan shall not be deemed to constitute a contract between the Participating Company and any Employee. Nothing in the Plan shall give any Employee the right to be retained in the employ of the Participating Company; all Employees shall remain subject to discharge, discipline or layoff to the same extent as if the Plan had not been put into effect.

          6.3         Amendment or Discontinuance of the Plan.

            (a)        Amendment.  The Company reserves the right to amend the Plan, at any time and from time to time, by action of the Board, or if the Board so delegates, by action of the Committee. Any action by the Board or the Committee may be retroactive or prospective; provided, no amendment, modification or other change shall alter the terms of the Plan as applied to any claim incurred prior to the date of such amendment, modification or other change.

(b) Action in Writing. Any action taken by the Board or the Committee under the Plan shall be reflected in writing and executed by any person or persons duly authorized to take such action.

            (c)       Discontinuance.  The Company reserves the right to discontinue the Plan at any time by action of the Board effective as of the date specified by the Board. In the event of the Plan's termination, the Company shall have no obligation under the Plan beyond paying the claims incurred (so long as such claims are filed within 90 days of the date the Plan is terminated) and expenses of the Plan incurred through the 90-day period in which claims may be filed.

            (d)       Construction.  Nothing in the Plan, or any other document describing, interpreting or relating to the Plan shall be construed to provide vested, nonforfeitable, nonterminable or nonchangeable benefits or rights thereto. No communication, written or oral, may modify, supersede or void the written terms of the Plan unless such communication constitutes a valid amendment of the Plan executed by the Board or the Committee, as applicable.

          6.4         Adoption of the Plan by a Participating Company.

            (a)        Procedures for Adoption.  In addition to the Affiliates or other entities listed on Appendix A, who are Participating Companies as of the Effective Date, any other Affiliate or other entity may become a Participating Company and commence participation in the Plan, subject to the provisions of this subsection. In order for a company to become a Participating Company, the Committee must designate the company as a Participating Company and specify the effective date of such designation. The Committee also may specify such terms and conditions pertaining to the adoption of the Plan by the company as the Committee deems appropriate. The name of each company adopting the Plan, along with the effective date of its adoption, shall be recorded on Appendix A hereto, which shall be appropriately modified each time a Participating Company is added or deleted.

            (b)       Authority under Plan.  As long as a company's designation as a Participating Company remains in effect, the company shall be bound by, and subject to, all provisions of the Plan. The exclusive authority to amend the Plan shall be vested in the Board or Committee, and no other Participating Company shall have the right to amend the Plan. Any amendment to the Plan adopted by the Board or Committee shall be binding upon every Participating Company without further action by such Participating Company.

            (c)       Procedure for Withdrawal from or Termination of Participation.  The Committee may terminate the designation of a Participating Company by giving 60 days notice to the Participating Company. A Participating Company may withdraw from participation in the Plan, provided such action is communicated in writing to the Committee 60 days in advance of the termination (unless a shorter notice shall be agreed to by the Board). The withdrawal of a Participating Company, and the termination of coverage of its Employees under the Plan, shall be effective as of the date set forth in the notice of withdrawal (unless the Committee requires a different effective date).

            (d)       Effect of Withdrawal from Plan.  Any Participating Company which ceases to be a Participating Company shall be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued through the effective date of its withdrawal or termination, including such liabilities for incurred but unreported claims as the Committee may establish. Such claims must be submitted within 90 days of the date the Participating Company withdraws from the Plan. The withdrawing Participating Company will be liable for any expenses of the Plan relating to the payment of claims submitted through such 90-day period.

(e) Automatic Withdrawal. A Participating Company's participation will automatically cease in any self-insured benefit option if its participation would create a multiple employer welfare arrangement.

          6.5         Reliance.  The Company, its officers and directors, the Committee and each Participating Company, their officers and directors, and employee fiduciaries of the Plan may rely on tables, valuations, certificates, opinions and reports which are furnished by an actuary, accountant, insurance company, counsel or other expert who shall be employed or engaged by the Company or the Committee and shall be indemnified and held harmless for acting, or for failing to act, in reliance thereon.

          6.6         Headings.  The titles in the Plan are inserted for convenience of reference, constitute no part of the Plan, and are not to be considered in the construction hereof.

          6.7         Governing Law.  The Plan and all provisions thereof shall be governed by the laws of the United States, including ERISA. To the extent that ERISA or other federal law shall not be held to have preempted local law, the Plan shall be governed by the laws of the State of Georgia.

          6.8         Gender and Number.  Unless otherwise indicated, the masculine pronoun as used herein shall include the feminine pronoun, or vice versa, and the singular shall include the plural whenever such construction is appropriate.

          6.9         Severability.  In case any provision of the Plan is held invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining provisions of the Plan, and this instrument shall be construed and enforced as if such invalid or illegal provision had never been incorporated herein.

          6.10         Nondiscrimination.  If the Company determines that the Plan may fail to satisfy for such Plan Year any nondiscrimination or other requirement imposed by the Code or any limitation on benefits provided thereunder the respect to "highly compensated employees" or "key employees," as defined in Code Sections 414(q) and 416(i)(1), respectively, the Company shall take any action it deems appropriate, under rules uniformly applicable to similarly situated Participants, to comply with the requirement or limitation. Such action may include, without limitation, modifying the elections by highly compensated employees or key employees with or without their consent.

ARTICLE VII

HIPAA PRIVACY COMPLIANCE

          7.1         Introduction.

            (a)        The Health Insurance Portability and Accountability Act of 1996 (HIPAA) and its implementing regulations restrict the Company's ability to use and disclose Protected Health Information ("PHI") only for Benefit Options of the Plan that provide health benefits. This Article VII applies only to these specific Benefit Options. The following HIPAA definition of PHI applies to this Article:

            "Protected Health Information" means information that is created or received by the Plan and relates to the past, present, or future physical or mental health or condition of a participant; the provision of health care to a participant; or the past, present, or future payment for the provision of health care to a participant; and that identifies the participant or for which there is a reasonable basis to believe the information can be used to identify the participant. Protected Health Information includes information of persons living or deceased.

(b) The Company shall have access to PHI from the Benefit Options of the Plan that provide health benefits only as permitted under this Article or as otherwise required or permitted by HIPAA.

          7.2         Permitted Disclosure of Enrollment/Disenrollment Information.  The Plan (or a health insurance issuer or HMO with respect to the Plan) may disclose to the Company information on whether the individual is participating in the Plan, or is enrolled in or has disenrolled from a health insurance issuer or HMO offered by the Plan.

          7.3.          Permitted Uses and Disclosure of Summary Health Information.  The Plan (or a health insurance issuer or HMO with respect to the Plan) may disclose Summary Health Information to the Company, provided the Company requests the Summary Health Information for the purpose of (a) obtaining premium bids from health plans for providing health insurance coverage under the Plan; or (b) modifying, amending, or terminating the Plan. The following HIPAA definition of Summary Health Information applies to this Article:

"Summary Health Information" means information that (a) summarizes the claims history, claims expenses or type of claims experienced by individuals for whom a plan sponsor had provided health benefits under a Health Plan and (b) from which the information described at 45 CFR Section 164.5l4(b)(2)(i) has been deleted, except that the geographic information described in 45 CFR Section 164.5l4(b)(2)(i)(B) need only be aggregated to the level of a five-digit zip code.

          7.4.          Permitted and Required Uses and Disclosure of Protected Health Information for Plan Administrative Purposes.

            (a)        Unless otherwise permitted by law, and subject to the conditions of disclosure described in Section 12.5 and obtaining written certification pursuant to Section 12.5, the Plan (or a health insurance issuer or HMO on behalf of the Plan) may disclose PHI to the Company, provided the Company uses or discloses such PHI only for Plan administration purposes. The following HIPAA definition of Plan administration purposes applies to this Article:

"Plan administration purposes" means administration functions performed by the Company on behalf of the Plan, such as quality assurance, claims processing, auditing, and monitoring. Plan administration functions do not include functions performed by the Company in connection with any other benefit or benefit plan of the Company, and they do not include any employment-related functions.

(b) Notwithstanding the provisions of this Plan to the contrary, in no event shall the Company be permitted to use or disclose PHI in a manner that is inconsistent with 45 CFR Section 164.504(f).

          7.5         Plan Conditions of Disclosure for Administration Purposes.  The Company agrees that with respect to any PHI (other than enrollment/disenrollment information and Summary Health Information, which are not subject to these restrictions) disclosed to it by the Plan (or a health insurance issuer or HMO on behalf of the Plan) Company shall:

(a) Not use or further disclose the PHI other than as permitted or required by the Plan or as required by law.

(b) Ensure that any agent, including a subcontractor, to whom it provides PHI received from the Plan agrees to the same restrictions and conditions that apply to the Company with respect to PHI.

(c) Not use or disclose the PHI for employment-related actions and decisions or in connection with any other benefit or employee benefit plan of the Company.

(d) Report to the Plan any use or disclosure of the information that is inconsistent with the uses or disclosures provided for of which it becomes aware.

(e) Make available PHI to comply with HIPAA's right to access in accordance with 45 CFR Section 164.524.

(f) Make available PHI for amendment and incorporate any amendments to PHI in accordance with 45 CPR Section 164.526.

(g) Make available the information required to provide an accounting of disclosures in accordance with 45 CPR Section 164.528.

            (h)       Make its internal practices, books, and records relating to the use and disclosure of PHI received from the Plan available to the Secretary of Health and Human Services for purposes of determining compliance by the Plan with HIPAA's Privacy requirements.

            (i)       If feasible, return or destroy all PHI received from the Plan that the Company still maintains in any form and retain no copies of such information when no longer needed for the purpose for which disclosure was made, except that, if such return or destruction is not feasible, limit further uses and disclosures to those purposes that make the return or destruction of the information infeasible.

(j) Ensure that the adequate separation between Plan and Company (i.e., the "firewall"), required in 45 CFR Section 164.504(f)(2)(iii), is satisfied.

          7.6         Adequate Separation Between Plan and Plan Sponsor.  The Company shall allow the Company employees listed on the current Company Notice of Privacy Practices as listed in the current WestPoint Stevens Inc. Privacy Policy access to the PHI. No other persons shall have access to PHI. These specified employees (or classes of employees) shall only have access to and use PHI to the extent necessary to perform the plan administration functions that the Company performs for the Plan. In the event that any of these specified employees do not comply with the provisions of this Section, that employee shall be subject to disciplinary action by the Company for non-compliance pursuant to the Company's employee discipline and termination procedures and the Company's HIPAA Policies and Procedures.

          7.7         Certification of Plan Sponsor.  The Plan (or a health insurance issuer or HMO with respect to the Plan) shall disclose PHI to the Company only upon the receipt of a certification by the Company that the Plan has been amended to incorporate the provisions of 45 CPR Section 164.504(f)(2)(ii), and that the Company agrees to the conditions of disclosure set forth in Section 12.5 of this Article XII.

APPENDIX A

Effective Date
Participating Companies	of Participation

WestPoint Stevens Inc.	January 1, 2003

WestPoint Stevens Stores Inc.	January 1, 2003

WestPoint Stevens Inc. I	January 1, 2003

APPENDIX B

Benefits Options Provided Under the Plan

          Health Insurance

          Dental Insurance

          Life Insurance

          Accidental Death & Dismemberment

          Long-Term Disability Insurance

          Short-Term Disability Insurance

          Severance